SLM Student Loan Trust 2003-14 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/04	Activity	3/31/2005

A	i	Portfolio Balance	$2,076,550,556.66	$(36,499,806.50)	$2,040,050,750.16
	ii	Interest to be Capitalized	5,106,651.88		5,416,183.10

	iii	Total Pool	$2,081,657,208.54		$2,045,466,933.26

	iv	Specified Reserve Account Balance	5,204,143.02		5,113,667.33

	v	Total Adjusted Pool	$2,086,861,351.56		$2,050,580,600.59

B	i	Weighted Average Coupon (WAC)	5.102%		5.093%
	ii	Weighted Average Remaining Term	256.04		254.61
	iii	Number of Loans	117,452		115,756
	iv	Number of Borrowers	74,039		72,812
	v	Aggregate Outstanding Principal Balance - T-Bill	$404,454,899.80		$393,724,887.54
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,677,202,308.74		$1,651,742,045.72

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 1/25/05	Balance 4/25/05

C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$19,706,351.56	$0.00
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$296,000,000.00	$279,425,600.59
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account		01/25/05	04/25/05

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$5,204,143.02	$5,113,667.33
	iv	Reserve Account Floor Balance ($)	$3,383,397.00	$3,383,397.00
	v	Current Reserve Acct Balance ($)	$5,204,143.02	$5,113,667.33

E	Other Accounts		01/25/05	04/25/05

	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$24,000,000.00	$0.00
	iii	Principal Accumulation Account (A-7)	$0.00	$0.00
	iv	Supplemental Interest Account (A-7)	$0.00	$0.00
	v	Investment Reserve Account	$0.00	$0.00
	vi	Investment Premium Purchase Account	$0.00	$0.00

F	Asset/Liability		01/25/05	4/25/2005

	i	Total Adjusted Pool	$2,086,861,351.56	$2,050,580,600.59
	ii	Total $ equivalent Notes	$2,086,861,351.56	$2,050,580,600.59
	iii	Difference	$0.00	$0.00
	iv	Parity Ratio	1.00000	1.00000

* A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 01/01/05 through: 03/31/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$37,573,136.13
	ii	Principal Collections from Guarantor	6,817,549.70
	iii	Principal Reimbursements	263,610.02
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$44,654,295.85

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,368.73
	ii	Capitalized Interest	(8,155,858.08)

	iii	Total Non-Cash Principal Activity	$(8,154,489.35)

C	Total Student Loan Principal Activity		$36,499,806.50

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,202,364.10
	ii	Interest Claims Received from Guarantors	389,870.71
	iii	Collection Fees/Returned Items	12,073.86
	iv	Late Fee Reimbursements	244,917.98
	v	Interest Reimbursements	14,289.53
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,155,651.71
	viii	Subsidy Payments	1,273,096.98

	ix	Total Interest Collections	$21,292,264.87

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$757.12
	ii	Capitalized Interest	8,155,858.08

	iii	Total Non-Cash Interest Adjustments	$8,156,615.20

F	Total Student Loan Interest Activity		$29,448,880.07

G	Non-Reimbursable Losses During Collection Period		$2,383.75

H	Cumulative Non-Reimbursable Losses to Date		$181,247.24

III. 2003-14 Collection Account Activity 01/01/05 through 03/31/05

A	Principal Collections
	i	Principal Payments Received	$27,154,241.77
	ii	Consolidation Principal Payments	17,236,444.06
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	72.32
	vi	Re-purchased Principal	263,537.70

	vii	Total Principal Collections	$44,654,295.85

B	Interest Collections
	i	Interest Payments Received	$20,900,916.10
	ii	Consolidation Interest Payments	120,067.40
	iii	Reimbursements by Seller	2.57
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,994.82
	vi	Re-purchased Interest	8,292.14
	vii	Collection Fees/Return Items	12,073.86
	viii	Late Fees	244,917.98

	ix	Total Interest Collections	$21,292,264.87

C	Other Reimbursements		$359,555.33

D	Reserves In Excess of the Requirement		$90,475.69

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$425,691.37

M	Funds Released from Capitalized Interest Account		$24,000,000.00

	TOTAL AVAILABLE FUNDS		$90,822,283.11
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,725,078.35)
		Consolidation Loan Rebate Fees	$(5,321,916.27)

N	NET AVAILABLE FUNDS		$83,775,288.49

O	Servicing Fees Due for Current Period		$854,774.89

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$879,774.89

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05	12/31/04	03/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.989%	4.988%	83,462	83,286	71.061%	71.950%	$1,364,954,110.82	$1,351,293,501.80	65.732%	66.238%
31-60 Days Delinquent	5.817%	5.869%	3,267	2,857	2.782%	2.468%	57,583,944.60	52,706,593.74	2.773%	2.584%
61-90 Days Delinquent	5.900%	6.037%	2,028	1,434	1.727%	1.239%	38,648,357.51	27,649,036.18	1.861%	1.355%
91-120 Days Delinquent	5.393%	6.477%	1,649	637	1.404%	0.550%	28,996,048.51	12,537,982.56	1.396%	0.615%
> 120 Days Delinquent	6.764%	6.444%	1,669	1,775	1.421%	1.533%	32,845,889.86	34,777,411.45	1.582%	1.705%

Deferment
Current	4.973%	4.985%	11,861	11,852	10.099%	10.239%	235,455,775.30	235,534,022.85	11.339%	11.545%

Forbearance
Current	5.240%	5.179%	13,257	13,710	11.287%	11.844%	313,624,017.77	321,335,000.91	15.103%	15.751%

TOTAL REPAYMENT	5.099%	5.089%	117,193	115,551	99.779%	99.823%	$2,072,108,144.37	$2,035,833,549.49	99.786%	99.793%
Claims in Process (1)	6.665%	7.347%	259	205	0.221%	0.177%	$4,442,412.29	$4,217,200.67	0.214%	0.207%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.102%	5.093%	117,452	115,756	100.000%	100.000%	$2,076,550,556.66	$2,040,050,750.16	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$24,222,046.88
B	Interest Subsidy Payments Accrued During Collection Period			1,223,974.27
C	SAP Payments Accrued During Collection Period			5,253,319.88
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			425,691.37
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,321,916.27)

G	Net Expected Interest Collections			$25,803,116.13

H	Interest Rate Cap Payments Due to the Trust

				Cap

	i	Cap Notional Amount		$0.00

	ii	Libor		0.00000%
	iii	Cap %		0.00000%

	iv	Excess Over Cap		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments		A-7 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$327,810,000
		ii	3 Month Libor	2.70000%
		iii	Spread	0.160%

		iv	Pay Rate	2.860%
		v	Gross Swap Payment Due Counterparty	$2,343,841.51
		vi	Days in Period 01/25/05 04/25/05	90

		Counterparty Pays:
		i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
		ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
		iii	Gross Swap Receipt Due Paying Agent*	0.00
		iv	Days in Period 01/25/05 01/25/06	365

*Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.006800000	(1/25/05 — 4/25/05)	2.72000%	LIBOR

B	Class A-2 Interest Rate	0.006900000	(1/25/05 — 4/25/05)	2.76000%	LIBOR

C	Class A-3 Interest Rate	0.007050000	(1/25/05 — 4/25/05)	2.82000%	LIBOR

D	Class A-4 Interest Rate	0.007175000	(1/25/05 — 4/25/05)	2.87000%	LIBOR

E	Class A-5 Interest Rate	0.007325000	(1/25/05 — 4/25/05)	2.93000%	LIBOR

F	Class A-6 Interest Rate	0.007500000	(1/25/05 — 4/25/05)	3.00000%	LIBOR

G	Class A-7 Interest Rate*	0.000000000	(1/25/05 — 1/25/06)	5.40000%	FIXED

H	Class B Interest Rate	0.008125000	(1/25/05 — 4/25/05)	3.25000%	LIBOR

	*Fixed rate Pounds Sterling to be paid to noteholders annually

VIII. 2003-14 Inputs From Prior Quarter 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,076,550,556.66
	ii	Interest To Be Capitalized	5,106,651.88

	iii	Total Pool	$2,081,657,208.54
	iv	Specified Reserve Account Balance	5,204,143.02

	v	Total Adjusted Pool	$2,086,861,351.56

B	Total Note and Certificate Factor		0.916031328
C	Total Note Balance		$2,086,861,351.56

D	Note Balance 01/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.093395031	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$19,706,351.56	$296,000,000.00	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

H	Reserve Account Balance		$5,204,143.02
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2003-14 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$83,775,288.49	$83,775,288.49

B	Primary Servicing Fees-Current Month		$854,774.89	$82,920,513.60

C	Administration Fee		$25,000.00	$82,895,513.60

D	Aggregate Quarterly Funding Amount		$0.00	$82,895,513.60

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$134,003.19	$82,761,510.41
	ii	Class A-2	$2,042,400.00	$80,719,110.41
	iii	Class A-3	$2,030,400.00	$78,688,710.41
	iv	Class A-4	$2,281,650.00	$76,407,060.41
	v	Class A-5	$3,801,675.00	$72,605,385.41
	vi	Class A-6	$1,875,000.00	$70,730,385.41
	vii	Class A-7 USD payment to the swap counterparty*	$2,343,841.51	$68,386,543.90

		Total	$14,508,969.70
F	Class B Noteholders’ Interest Distribution Amount		$555,303.12	$67,831,240.78

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$19,706,351.56	$48,124,889.22
	ii	Class A-2	$16,574,399.41	$31,550,489.81
	iii	Class A-3	$0.00	$31,550,489.81
	iv	Class A-4	$0.00	$31,550,489.81
	v	Class A-5	$0.00	$31,550,489.81
	vi	Class A-6	$0.00	$31,550,489.81
	vii	Class A-7	$0.00	$31,550,489.81

		Total	$36,280,750.97

H	Supplemental Interest Account Deposit		$0.00	$31,550,489.81

I	Investment Reserve Account Required Amount		$0.00	$31,550,489.81

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$31,550,489.81

K	Increase to the Specified Reserve Account Balance		$0.00	$31,550,489.81

L	Investment Premium Purchase Account Deposit		$0.00	$31,550,489.81

M	Carryover Servicing Fees		$0.00	$31,550,489.81

N	Remaining Swap Termination Fees		$0.00	$31,550,489.81

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$31,550,489.81

	Excess to Excess Distribution Certificate Holder		$31,550,489.81	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,204,143.02
	ii	Deposits to correct Shortfall		$0.00

	iii	Total Reserve Account Balance Available		$5,204,143.02
	iv	Required Reserve Account Balance		$5,113,667.33
	v	Shortfall Carried to Next Period		$0.00
	vi	Excess Reserve — Release to Collection Account		$90,475.69

	vii	End of Period Account Balance		$5,113,667.33

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$24,000,000.00
	ii	Capitalized Interest Release to the Collection Account		$24,000,000.00
	iii	End of Period Account Balance		$0.00

C	Remarketing Fee Account			A-7

	i	Next Reset Date		1/26/2009
	ii	Reset Period Target Amount		$0.00
	iii	Quarterly Required Amount		$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)		$0.00
	v	Quarterly Funding Amount		$0.00
	vi	Reset Period Target Amount Excess		$0.00

	vii	End of Period Account Balance (net of investment earnings)		$0.00

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance		$0.00
	ii	Principal deposits for payment on the next Reset Date		$0.00
	iii	Principal Payments to the A-7 Noteholders on Reset Date		$0.00

	iv	Ending A-7 Accumulation Account Balance		$0.00

E	Supplemental Interest Account
	i	Three Month Libor	Determined n/a	0.00000%
	ii	Investment Rate		0.00000%
	iii	Difference		0.00000%
	iv	Class A-7 Supplemental Interest Account Beginning Balance		$0.00
	v	Funds Released into Collection Account		$0.00
	vi	Number of Days Through Next Reset Date		1372
	vii	Class A-7 Supplemental Interest Account Deposit Amount		$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$0.00
	ii	Required Quarterly Deposit		$0.00
	iii	Carryover amounts from previous periods		$0.00
	iv	Eligible Investments Purchase Premium Paid		$0.00
	v	Funds Released into Collection Account		$0.00

	vi	End of Period Account Balance		$0.00

G	Investment Reserve Account
	i	Balance		$0.00
	ii	Requirement		$0.00
	iii	Funds Released into Collection Account		$0.00
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-14 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Interest Due	$134,003.19	$2,042,400.00	$2,030,400.00	$2,281,650.00	$3,801,675.00	$1,875,000.00	£-	$555,303.12
	ii	Interest Paid	134,003.19	2,042,400.00	2,030,400.00	2,281,650.00	3,801,675.00	1,875,000.00	0.00	555,303.12

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£-	$0.00

	vii	Principal Due	$19,706,351.56	$16,574,399.41	$0.00	$0.00	$0.00	$0.00	£-	$0.00
	viii	Principal Paid	19,706,351.56	16,574,399.41	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£-	$0.00

	x	Total Distribution Amount	$19,840,354.75	$18,616,799.41	$2,030,400.00	$2,281,650.00	$3,801,675.00	$1,875,000.00	£-	$555,303.12

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/2005	$2,086,861,351.56
	ii	Adjusted Pool Balance 3/31/2005	2,050,580,600.59

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$36,280,750.97

	iv	Adjusted Pool Balance 12/31/2004	$2,086,861,351.56
	v	Adjusted Pool Balance 3/31/2005	2,050,580,600.59

	vi	Current Principal Due (iv-v)	$36,280,750.97
	vii	Principal Shortfall from Previous Collection Period	$0.00

	viii	Principal Distribution Amount (vi + vii)	$36,280,750.97

	ix	Principal Distribution Amount Paid	$36,280,750.97

	x	Principal Shortfall (viii - ix)	$0.00

C	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GKH8	$19,706,351.56		$0.00
		A-1 Note Pool Factor		0.093395031	(0.093395031)	0.000000000

	ii	A-2 Note Balance	78442GKJ4	$296,000,000.00		$279,425,600.59
		A-2 Note Pool Factor		1.000000000	(0.055994593)	0.944005407

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00		$288,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00		$318,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00		$519,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00		$250,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00		£189,649,986.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GKP0	$68,345,000.00		$68,345,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-14 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	12/11/03-3/31/04

Beginning Student Loan Portfolio Balance			$2,076,550,556.66	$2,112,083,004.69	$2,170,267,829.06	$2,194,768,447.90	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$37,573,136.13	$35,523,870.01	$61,794,967.27	$29,068,218.29	$63,870,785.99
	ii	Principal Collections from Guarantor	6,817,549.70	6,920,393.60	5,353,965.70	3,309,184.03	1,680,184.80
	iii	Principal Reimbursements	263,610.02	1,208,042.69	80,378.34	325,660.22	4,621,128.14
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$44,654,295.85	$43,652,306.30	$67,229,311.31	$32,703,062.54	$70,172,098.93
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,368.73	$76,961.47	$73,580.54	$37,195.91	$45,552.09
	ii	Capitalized Interest	(8,155,858.08)	(8,196,819.74)	(9,118,067.48)	(8,239,639.61)	(15,312,295.50)

	iii	Total Non-Cash Principal Activity	$(8,154,489.35)	$(8,119,858.27)	$(9,044,486.94)	$(8,202,443.70)	$(15,266,743.41)

(-)	Total Student Loan Principal Activity		$36,499,806.50	$35,532,448.03	$58,184,824.37	$24,500,618.84	$54,905,355.52

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,202,364.10	$16,104,598.09	$16,789,149.59	$17,137,471.82	$28,782,667.19
	ii	Interest Claims Received from Guarantors	389,870.71	349,245.65	331,619.61	135,275.65	24,629.29
	iii	Collection Fees/Returned Items	12,073.86	10,298.13	8,172.83	8,451.41	4,466.12
	iv	Late Fee Reimbursements	244,917.98	220,489.42	227,450.35	205,981.64	356,780.28
	v	Interest Reimbursements	14,289.53	17,324.17	3,312.30	4,060.65	52,678.57
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	3,155,651.71	1,491,443.08	606,214.65	422,394.05	168,123.59
	viii	Subsidy Payments	1,273,096.98	1,332,007.00	1,336,503.85	1,377,356.85	754,367.57

	ix	Total Interest Collections	$21,292,264.87	$19,525,405.54	$19,302,423.18	$19,290,992.07	$30,143,712.61

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$757.12	$2,670.08	$295.93	$330.39	$(56,671.33)
	ii	Capitalized Interest	8,155,858.08	8,196,819.74	9,118,067.48	8,239,639.61	15,312,295.50

	iii	Total Non-Cash Interest Adjustments	$8,156,615.20	$8,199,489.82	$9,118,363.41	$8,239,970.00	$15,255,624.17

	Total Student Loan Interest Activity		$29,448,880.07	$27,724,895.36	$28,420,786.59	$27,530,962.07	$45,399,336.78

(=)	Ending Student Loan Portfolio Balance		$2,040,050,750.16	$2,076,550,556.66	$2,112,083,004.69	$2,170,267,829.06	$2,194,768,447.90
(+)	Interest to be Capitalized		$5,416,183.10	$5,106,651.88	$4,933,229.81	$5,505,724.86	$5,189,041.11

(=)	TOTAL POOL		$2,045,466,933.26	$2,081,657,208.54	$2,117,016,234.50	$2,175,773,553.92	$2,199,957,489.01

(+)	Reserve Account Balance		$5,113,667.33	$5,204,143.02	$5,292,540.59	$5,439,433.88	$5,499,893.72

(=)	Total Adjusted Pool		$2,050,580,600.59	$2,086,861,351.56	$2,122,308,775.09	$2,181,212,987.80	$2,205,457,382.73

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,199,957,489	5.01%
Jul-04	$2,175,773,554	4.25%
Oct-04	$2,117,016,235	5.50%
Jan-05	$2,081,657,209	5.28%
Apr-05	$2,045,466,933	5.15%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.